Exhibit 10.34
GLOBAL SUPPLEMENT TO
AWARD AGREEMENTS UNDER THE
EXPAND ENERGY CORPORATION 2021 LONG TERM INCENTIVE PLAN

This Global Supplement to Award Agreements (this “Supplement”) under the Expand Energy Corporation 2021 Long Term Incentive Plan, as amended, f/k/a the Chesapeake Energy Corporation 2021 Long Term Incentive Plan (the “Plan”) is hereby adopted by Expand Energy Corporation (the “Company”), as of February 21, 2025 (the “Supplement Effective Date”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan or, if not defined in the Plan, the meanings assigned to such terms in the applicable Award Agreement.

WHEREAS, pursuant to the Plan and the outstanding award agreements evidencing the Restricted Stock Units and/or Performance Share Units previously granted to [ ] (the “Participant” and such award agreements, the “Award Agreements”), the terms and conditions of the outstanding Award Agreements may be amended without the consent of the Participant, provided that such amendment is not adverse to the Participant’s rights under the Award subject to such amendment; and

WHEREAS, the Company desires to supplement each outstanding Award Agreement held by the Participant to provide for certain accelerated vesting of Awards as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Supplement Effective Date, the outstanding Award Agreements are hereby amended as follows:

1.Notwithstanding anything to the contrary in any Award Agreement, with respect to each Award, if the Participant’s service is terminated by the Company without Cause, a pro rata portion of the Awards shall vest as follows:

(a)With respect to Restricted Stock Units, the pro rata portion of the Award shall be equal to (1) the number of Restricted Stock Units included in the Award multiplied by (2) a fraction (a) the numerator of which equals the number of days that the Participant has provided continuous service with the Company, a Subsidiary or an Affiliated Entity during the period from the Effective Date through the date of the Participant’s termination of employment and (b) the denominator of which equals the number of days during the period from the Effective Date through the last vesting date applicable to such Award, such result of (1) and (2) less (3) the number of Restricted Stock Units that have already vested pursuant to the terms of the applicable Award Agreement. The Restricted Stock Units that vest pursuant to this provision shall be settled within sixty (60) days following the date of the Participant’s termination of employment.

(b)With respect to Performance Share Units, the pro rata portion of the Award shall be equal to (1) the number of Performance Share Units earned based on the actual performance results as determined in accordance with the applicable Award Agreement multiplied by (2) a fraction (a) the numerator of which equals the number of days that the Participant has provided continuous service with the Company, a Subsidiary or an Affiliated Entity from the first day of the Performance Period through the date of the Participant’s termination of employment and (b) the denominator of which equals the number of days during the Performance Period. The Performance Share Units that vest pursuant to this provision shall be settled within sixty (60) days following the date the Company determines the achievement of the performance metrics.

2.Notwithstanding the foregoing, this Supplement shall not apply to an Award if upon the date the Participant’s service is terminated by the Company without Cause, the Participant is entitled to full acceleration of such Award pursuant to another agreement between the Participant and the Company.

3.Notwithstanding the foregoing, this Supplement shall not apply to any Awards of a Participant who has not been employed by the Company, a Subsidiary or an Affiliated Entity for at least one (1) calendar year as of the date the Participant's service is terminated by the Company without Cause.

4.Except as expressly amended hereby, and the Award Agreements shall remain in full force and effect and are specifically ratified and reaffirmed.

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